As filed with the Securities and Exchange Commission on January 19, 2007
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASYST TECHNOLOGIES, INC.
(Exact name of Registrant, as specified in its charter)

46897 Bayside Parkway
Fremont, CA 94538
California	(510) 661-5000	94-2942251
(State of Incorporation)	(Address and telephone number of principal executive offices)	(I.R.S. Employer dentification No.)
2003 EQUITY INCENTIVE PLAN
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)
Stephen S. Schwartz
Chairman, President and Chief Executive Officer
Asyst Technologies, Inc.
46897 Bayside Parkway, Fremont, CA 94538
(510) 661-5000
(Name, address and telephone number of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock (no par value) reserved for future issuance pursuant to the 2003 Equity Incentive Plan (3) (5)	1,000,000 shares	$7.055	$7,055,000	$754.89
Common Stock (no par value) reserved for future issuance pursuant to the Employee Stock Purchase Plan (4) (5)	550,000 shares	$7.055	$3,880,250	$415.19
Aggregate registration fee				$1,170.08

(1)	Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “Act”). The offering price per share and aggregate offering price for the 1,550,000 shares being registered are based upon $7.055 per share, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on January 16, 2007.

(3)	These shares represent additional shares reserved under an amendment to the 2003 Equity Incentive Plan approved by the Registrant’s shareholders at the Registrant’s annual meeting held on December 14, 2006. Previously, shares reserved under this plan have been registered on Forms S-8 on various dates.

(4)	These shares represent additional shares reserved under an amendment to the Employee Stock Purchase Plan approved by the Registrant’s shareholders at the Registrant’s annual meeting held on December 14, 2006. Previously, shares reserved under this plan have been registered on Forms S-8 on various dates.

(5)	Each share of common stock includes Preferred Stock Purchase Rights that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

PART II
Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The contents of the following documents filed by Asyst Technologies, Inc. (“Asyst”, or the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:
(a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the SEC on October 13, 2006, as amended by Amendments No. 1 and 2 filed respectively with the SEC on October 27, 2006, and November 28, 2006, including all material incorporated by reference therein;
(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on October 13, 2006;
(c) The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the SEC on November 14, 2006;
(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s latest Annual Report referred to in (a) above (and provided that any portions of such reports that are deemed furnished and not filed pursuant to the instructions to Form 8-K shall not be incorporated by reference into this registration statement); and
(e) The description of the Company’s common stock set forth in its Registration Statement on Form 8-A, filed with the SEC on February 21, 1995, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
Item 4. DESCRIPTION OF SECURITIES
     Not applicable.
Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL
     Not applicable.
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Asyst’s Bylaws provide that it will indemnify its directors to the fullest extent not prohibited by California law and its officers, employees and other agents as set forth in the California law. Asyst is also empowered under its Articles of Incorporation and Bylaws to enter into indemnification contracts with its directors, officers, employees and agents to the fullest extent permitted by California law and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, Asyst has entered into indemnity agreements with directors and officers, and currently maintains directors’ and officers’ liability insurance.
     In addition, Asyst’s Articles of Incorporation provide that, to the fullest extent permitted by California law, Asyst’s directors will not be liable for monetary damages. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to Asyst, for acts or omissions not in good faith or involving intentional misconduct or knowing and culpable violations of law, that the director believes to be contrary to the best interests of Asyst or its shareholders, involving a reckless disregard for the director’s duty to Asyst or its shareholders when the director was aware, in the ordinary course of performing required duties, or should have been aware, of a risk of serious injury to Asyst or its shareholders, or an unexcused pattern of inattention that amounts to an abdication of the director’s duty to Asyst or its shareholders, for improper transactions between the director and Asyst and for improper distributions to shareholders, loans to directors and officers and acts or omissions by the director as an officer. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
Item 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
Item 8. EXHIBITS

Exhibit
Number	Description of Document
4.1(1)	Rights Agreement among the Company and Bank of Boston, N.A., as Rights Agent, dated June 25, 1998.

4.2(2)	Common Stock Purchase Agreement, dated as of May 26, 1999.

4.3(3)	Indenture dated as of July 3, 2001 between the Company, State Street Bank and Trust Company of California, N.A., as trustee, including therein the forms of the notes.

4.4(3)	Registration Rights Agreement dated as of July 3, 2001 between the Company and State Street Bank and Trust Company of California, N.A.

4.5(4)	Amendment to Rights Agreement among the Company and Bank of Boston, N.A. as rights agent, dated November 30, 2001.

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Baker & McKenzie LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	2003 Equity Incentive Plan, as amended.

99.2(5)	Employee Stock Purchase Plan, as amended

(1)	Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 29, 1998, and incorporated herein by reference.

(2)	Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 18, 1999, and incorporated herein by reference.

(3)	Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001, and incorporated herein by reference.

(4)	Previously filed as an Exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the SEC on June 28, 2002, and incorporated herein by reference.

(5)	Previously filed as appendices to our definitive proxy statement for the annual meeting of shareholders held on December 14, 2006, and filed with the SEC on November 3, 2006, and incorporated herein by reference.

Item 9. UNDERTAKINGS
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.
     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on January 19, 2007.

ASYST TECHNOLOGIES, INC.
By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen S. Schwartz, Richard H. Janney and Steve Debenham, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen S. Schwartz Stephen S. Schwartz	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 19, 2007

/s/ Richard H. Janney Richard H. Janney	Interim Chief Financial Officer (Interim Principal Financial and Accounting Officer)	January 19, 2007

/s/ Stanley Grubel Stanley Grubel	Director	January 19, 2007

/s/ Tsuyoshi Kawanishi Tsuyoshi Kawanishi	Director	January 19, 2007

/s/ Robert A. McNamara Robert A. McNamara	Director	January 19, 2007

/s/ Anthony E. Santelli Anthony E. Santelli	Director	January 19, 2007

/s/ William Simon William Simon	Director	January 19, 2007

/s/ Walter W. Wilson Walter W. Wilson	Director	January 19, 2007

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1(1)	Rights Agreement among the Company and Bank of Boston, N.A., as Rights Agent, dated June 25, 1998.

4.2(2)	Common Stock Purchase Agreement, dated as of May 26, 1999.

4.3(3)	Indenture dated as of July 3, 2001 between the Company, State Street Bank and Trust Company of California, N.A., as trustee, including therein the forms of the notes.

4.4(3)	Registration Rights Agreement dated as of July 3, 2001 between the Company and State Street Bank and Trust Company of California, N.A.

4.5(4)	Amendment to Rights Agreement among the Company and Bank of Boston, N.A. as rights agent, dated November 30, 2001.

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Baker & McKenzie LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	2003 Equity Incentive Plan, as amended.

99.2(5)	Employee Stock Purchase Plan, as amended

(1)	Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 29, 1998, and incorporated herein by reference.

(2)	Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 18, 1999, and incorporated herein by reference.

(3)	Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001, and incorporated herein by reference.

(4)	Previously filed as an Exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the SEC on June 28, 2002, and incorporated herein by reference.

(5)	Previously filed as appendices to our definitive proxy statement for the annual meeting of shareholders held on December 14, 2006, and filed with the SEC on November 3, 2006, and incorporated herein by reference.